Exhibit 99.1

Four Radnor Corporate Center, Suite 200

Radnor, PA 19087

Ph: (610) 687-8900 Fax: (610) 687-3688

www.pennvirginia.com

FOR IMMEDIATE RELEASE

PENN VIRGINIA CORPORATION COMMENCES CONSENT SOLICITATION RELATING TO ITS 10.375%

SENIOR NOTES DUE 2016

RADNOR, PA (BusinessWire) March 24, 2011 – Penn Virginia Corporation (NYSE: PVA) announced today that it has commenced a consent solicitation (the “Consent Solicitation”) to amend a provision of the indenture governing its outstanding 10.375% Senior Notes due 2016 (the “Senior Notes”).

The purpose of the Consent Solicitation is to amend the indenture governing the Senior Notes (the “Indenture”) to permit PVA to purchase, repurchase, redeem, defease or otherwise acquire for value PVA’s outstanding 4.50% Convertible Senior Subordinated Notes due 2012 (the “Convertible Notes”), and related call options and warrants issued at the time of the original issuance of the Convertible Notes, using the proceeds of a new senior debt financing, notwithstanding the covenant in the Indenture that restricts the making of certain payments by PVA.

Through the Consent Solicitation, PVA is seeking to amend the covenant in the Indenture captioned “Limitation on Restricted Payments” to permit PVA to replace Convertible Notes that are subordinate to the Senior Notes with other senior debt that would rank equal in right of payment to the Senior Notes.

The consents are being solicited from holders of record of the Senior Notes as of 5:00 p.m., New York City time, on March 23, 2011. The Consent Solicitation will expire at 5:00 p.m., New York City time, on Friday, April 1, 2011 (such date and time, which may be extended from time to time, the “Expiration Date”).

If all conditions to the Consent Solicitation are satisfied, holders of Senior Notes who validly deliver (and do not validly revoke) their consents pursuant to the Consent Solicitation by the Expiration Date will be paid a consent fee, as set forth in the Consent Solicitation Statement dated March 24, 2011 (the “Consent Solicitation Statement”).

PVA will not be required to pay any consent fees unless certain conditions have been satisfied, including the receipt by PVA of the consent of holders of at least a majority in aggregate principal amount of all of the outstanding Senior Notes and the execution and delivery of a supplemental indenture.

J.P. Morgan Securities LLC is serving as the solicitation agent for the Consent Solicitation. Questions concerning the terms of the Consent Solicitation may be directed to J.P. Morgan Securities LLC at (800) 261-5767 (U.S. toll free). Global Bondholder Services Corporation is serving as the information agent for the Consent Solicitation. Any questions or requests for assistance or additional copies of documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 or (866) 470-3900.

This press release is for informational purposes only and is not an offer to sell or purchase or the solicitation of an offer to sell or purchase any securities discussed herein, or a solicitation of consents with respect to any securities, including, without limitation, the Senior Notes. The Consent Solicitation is only being made by means of the Consent Solicitation Statement dated March 24, 2011 that is being distributed to the holders of the Senior

Notes. The Consent Solicitation is not being made in any jurisdiction in which the making of such solicitation or the granting of such consent would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

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Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of reserves in onshore regions of the U.S., including Texas, Appalachia, the Mid-Continent region and Mississippi.

For more information, please visit our website at www.pennvirginia.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	James W. Dean
Vice President, Corporate Development
Ph: (610) 687-7531 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com